UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________

FORM 8-K
__________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 5, 2012

METROPCS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2250 Lakeside Boulevard Richardson, Texas	75082-4304
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 214-570-5800

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On December 5, 2012, MetroPCS Communications, Inc. (“MetroPCS” or the “Company”) issued a press release announcing that MetroPCS Wireless, Inc. (“Wireless”), its indirect wholly-owned subsidiary, has commenced a consent solicitation (the “Consent Solicitation”) seeking to amend the indentures governing its 7 7/8% Senior Notes due 2018 (the “2018 Notes”) and its 6 5/8% Senior Notes due 2020 (the “2020 Notes”, and together with the 2018 Notes, the “Notes”).

Wireless is soliciting consents to amend the indentures governing the Notes in connection with the proposed business combination under the terms of that certain Business Combination Agreement, dated October 3, 2012 (the “Business Combination Agreement”), by and among Deutsche Telekom AG, an Aktiengesellschaft organized in Germany (“Deutsche Telekom”), T-Mobile Global Zwischenholding GmbH, a Gesellschaft mit beschränkter Haftung organized in Germany and a direct wholly-owned subsidiary of Deutsche Telekom (“Global”), T-Mobile Global Holding GmbH, a Gesellschaft mit beschränkter Haftung organized in Germany and a direct wholly-owned subsidiary of Global (“Holding”), T-Mobile USA, Inc., a Delaware corporation and direct wholly-owned subsidiary of Holding (“T-Mobile”), and the Company. The proposed amendments to the indentures governing the Notes set forth in the Consent Solicitation would modify the definition of “Change of Control” in each indenture governing the Notes so that the consummation of the proposed business combination would not be considered a Change of Control under the indentures. The proposed amendments would also conform the covenants, events of default and other non-economic terms currently applicable to the Notes to certain covenants, events of default and other non-economic terms that are anticipated to apply to certain notes to be sold by T-Mobile to Deutsche Telekom and to certain new notes that may be issued by Wireless and assumed by T-Mobile upon consummation of the business combination. Further, the proposed amendments would make certain other changes to the covenants, events of default and other non-economic terms of the Notes that would apply only until such time, if any, as the Notes are assumed by T-Mobile in the proposed business combination, but that would be permanent if the business combination is not consummated. As required under the terms of the Business Combination Agreement, Deutsche Telekom has consented to the proposed amendments to the indentures governing the Notes.

In particular, the proposed amendments would, among other things:

•	revise the definition of Change of Control in the indentures governing the Notes that would, among other things, have the effect of excluding the consummation of the business combination therefrom;

•	revise certain covenants in the indentures governing the Notes in order, among other things, to revise or increase the size of certain permissive exceptions and exclusions;

•
revise the calculation of “Consolidated Cash Flow”, as used in each indenture for periods from and after the consummation of the business combination for certain financial calculations that affect the covenants, including revisions that exclude from Consolidated Cash Flow any net losses realized in connection with construction, launch and operations in new wireless telephone markets (incurred prior to the fourth anniversary of commencement of commercial operations in the applicable market), up to an aggregate dollar amount in any twelve-month period of $300 million; and

•	revise the dollar amount thresholds used in certain events of default.
The consent solicitation is being made pursuant to a Consent Solicitation Statement, dated December 5, 2012, and a related Consent Letter. The consent solicitation is scheduled to expire at 5:00 p.m., New York City time, on Friday, December 14, 2012, unless otherwise extended or earlier terminated.

As described in the Consent Solicitation Statement and subject to the satisfaction of the conditions set forth therein, Wireless will make the following payments upon execution and effectiveness of the revised supplemental indentures reflecting the proposed amendments: (i) an aggregate cash payment of $5,000,000, payable to consenting holders of the 2018 Notes on a pro rata basis with respect to the 2018 Notes, and (ii) an aggregate cash payment of $5,000,000, payable to consenting holders of the 2020 Notes on a pro rata basis with respect to the 2020 Notes.
The execution of the revised supplemental indentures and payment of the foregoing consent fee is conditioned upon, among other things, receipt of consents to the proposed amendments to the Notes indentures from holders of a majority in principal amount outstanding of both series of Notes (excluding Notes owned by Wireless or its affiliates); however, Wireless may, in its sole discretion, execute a revised supplemental indenture for any series of Notes for which consents from the majority in principal amount outstanding have been received.
A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
This communication is not a solicitation of consents with respect to the Notes, an offer to sell or the solicitation of an offer to buy, or a tender or exchange offer in connection with, the Notes, the guarantees related to the Notes or any other security of the Company, Wireless or any of the Company's other direct or indirect subsidiaries.
Any solicitation of consents and delivery of consents may only be made pursuant to Wireless's Consent Solicitation Statement, dated December 5, 2012, and related Consent Letter, which Wireless has sent to holders of the Notes. The Consent Solicitation Statement and Consent Letter set forth the complete terms of the Consent Solicitation. The Consent Solicitation is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction.
Additional Information and Where to Find It
This Current Report on Form 8-K relates to a proposed transaction between MetroPCS and Deutsche Telekom. In connection with the proposed transaction, MetroPCS filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement on November 16, 2012. The preliminary proxy statement is not final and will be superseded by a definitive proxy statement to be filed by MetroPCS with the SEC. Investors and security holders are urged to read carefully the preliminary proxy statement and the definitive proxy statement and all other relevant documents filed with the SEC or sent to stockholders as they become available because they will contain important information about the proposed transaction. All documents, when filed, will be available free of charge at the SEC's website (www.sec.gov). You may also obtain these documents by contacting MetroPCS' Investor Relations department at 214-570-4641, or via e-mail at investor_relations@metropcs.com. The definitive proxy statement will be mailed to MetroPCS' stockholders. This communication does not constitute a solicitation of any vote or approval.
Participants in the Solicitation
MetroPCS and its directors and executive officers will be deemed to be participants in any solicitation of proxies in connection with the proposed transaction. Information about MetroPCS' directors and executive officers is available in MetroPCS' proxy statement, dated April 16, 2012, for its 2012 Annual Meeting of Stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary proxy statement and will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. Investors should read the definitive proxy statement carefully when it becomes available before making any voting or investment decisions.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K includes “forward-looking statements” for the purpose of the “safe harbor” provisions within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Any statements made in this Current Report on Form 8-K that are not statements of historical fact, including statements about when the parties expect that the proposed transaction will close, whether the DOJ will approve the transaction, MetroPCS' timeframe for compliance the Second Request, and statements about our beliefs, opinions, projections, and expectations, are forward-looking statements and should be evaluated as such. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “views,” “projects,” “should,” “would,” “could,” “may,” “become,” “forecast,” and other similar expressions.
All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of MetroPCS, Deutsche Telekom and T-Mobile and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive the required stockholder approvals or required regulatory approvals, the taking of governmental action (including the passage of legislation) to block the transaction, the failure to satisfy other closing conditions, the possibility that the expected synergies will not be realized, or will not be realized within the expected time period, the significant capital commitments of MetroPCS and T-Mobile, global economic conditions, fluctuations in exchange rates, competitive actions taken by other companies, natural disasters, difficulties in integrating the two companies, disruption from the transaction making it more difficult to maintain business and operational relationships, actions taken or conditions imposed by governmental or other regulatory authorities and the exposure to litigation. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in MetroPCS' 2011 Annual Report on Form 10-K, filed February 29, 2012, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed October 30, 2012, and other filings with the SEC available at the SEC's website (www.sec.gov).
The forward-looking statements speak only as to the date made, are based on current assumptions and expectations, and are subject to the factors above, among others, and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or ability to predict. You should not place undue reliance on these forward-looking statements. MetroPCS, Deutsche Telekom and T-Mobile do not undertake a duty to update any forward-looking statement to reflect events after the date of this Current Report on Form 8-K, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press release, dated December 5, 2012, entitled “MetroPCS Wireless, Inc. Commences Consent Solicitation”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.

Date: December 5, 2012	By:	/s/ J. Braxton Carter
J. Braxton Carter Chief Financial Officer and Vice Chairman